EXHIBIT 10.14

Option No.

ENDOCHOICE, INC.

2007 STOCK INCENTIVE PLAN

Stock Option Agreement

(Employees)

Name of Participant:
Grant Date:	, 200
Number of Shares Subject to Option:
Option Price:	$
Type of Option:	Incentive Option
Date Vesting Begins:
Expiration Date:	, 20

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made effective as of the             day of             , 200            (the “Grant Date”), by and between Endochoice, Inc., a Delaware corporation (the “Corporation”), and             , an Employee of the Corporation or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Endochoice, Inc. 2007 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Option; Term of Option. The Corporation hereby grants to the Participant, pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment with the Corporation, and not in lieu of any salary or other compensation for his services, the right and option (the “Option”) to purchase all or any part of an aggregate of             (            ) shares (the “Shares”) of Common Stock, at a purchase price (the “Option Price”) of             Dollars             Cents ($            ) per Share. The Option shall be designated as an Incentive Option. To the extent that the Option is designated as an Incentive Option and such Option does not qualify as an Incentive Option, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before             , 20            (the “Expiration Date”) (such term commencing with the Grant Date and ending on the Expiration Date being referred to as the “Option Period”).

3. Exercise of Option. The Option shall become exercisable on the date or dates and subject to such conditions set forth in the Plan, this Agreement and Schedule A, which is attached hereto and expressly made a part of this Agreement. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to the Expiration Date, subject to the terms of the Plan and this Agreement. The Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such Option Price. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Corporation shall promptly deliver to the Participant a certificate or certificates for the Shares purchased. Payment of the Option Price shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (a) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant; (b) by shares of Common Stock withheld upon exercise but only if and to the extent that payment by such method does not result in accounting consequences deemed unacceptable to the Administrator; (c) with respect only to purchases upon exercise of the Option after a “Public Market” for Common Stock exists (as determined under the Plan), by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (d) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or (e) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise in accordance with Plan terms.

4. Effect of Change of Control.

(a) The Administrator shall (taking into account any Code Section 409A considerations) have sole discretion to determine the effect, if any, on the Option, including, but not limited to, the vesting and/or exercisability of the Option, in the event of a Change of Control. Without limiting the effect of the foregoing, in the event of a Change of Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that the Option (or portion thereof) shall vest or become exercisable in whole or in part (and discretion to determine that exercise of the Option must occur, if at all, within time period(s) specified by the Administrator, after which time period(s) the Option, unless the Administrator determines otherwise, terminate), shall be assumed or substituted for another award, shall be canceled without the payment of consideration, shall be canceled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Option. The Administrator also has discretion to determine that acceleration or any other effect of a Change of Control on the Option shall be subject to both the occurrence of a Change of Control event and termination of employment or service of the Participant upon such terms and conditions as may be determined by the Administrator.

(b) For the purposes herein, a “Change of Control” shall (except as may be otherwise required, if at all, pursuant to Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date of the closing of a firm commitment underwritten public offering of the Corporation’s voting Common Stock (or any successor securities thereto) pursuant to an effective registration statement on Form S-1 (or other applicable form) under the Securities Act;

(ii) The date any entity or person[, other than a person or entity who was a beneficial owner of Common Stock as of the Effective Date of the Plan,] shall have become the beneficial owner of one or more classes of stock of the Corporation representing more than [fifty percent (50%)] of the total voting power of the Corporation’s Common Stock or other then outstanding voting securities; or

(iii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge, consolidate or reorganize the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities or other property of another corporation, in each case other than a merger, consolidation or reorganization that would result in the Common Stock or other voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least [fifty percent (50%)] of the combined voting power of the voting securities of the Corporation (or other surviving entity) outstanding immediately after such merger, consolidation or reorganization (provided, however, that if consummation of such merger, consolidation or reorganization is subject to the approval of regulatory authorities or other approvals, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of approval of such merger or other event by the stockholders or the date of such other final regulatory or other approvals); or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

5. Termination of Employment. The Option shall not be exercised unless the Participant is, at the time of exercise, an Employee and has been an Employee continuously since the date the Option was granted, subject to the following:

(a) The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant has incurred a Disability, and, if applicable, the Participant’s Termination Date for any reason.

(b) If the employment of the Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the [one-year] period following the Termination Date; or (ii) the close of the Option Period. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(c) If the employment of the Participant is terminated for any reason other than Disability, death or for Cause, the Option may be exercised only to the extent vested and exercisable on the Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the [three-month] period next succeeding the Termination Date; or (ii) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (i) or (ii) of this subparagraph (c), the Participant shall be treated as having died while employed under subparagraph (b) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(d) If the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of the Termination Date, as determined by the Administrator. For the purposes of this Agreement, “Cause” shall mean the Participant’s termination of employment or service resulting from his (i) termination for “cause” as defined under the Participant’s employment, consulting, confidentiality, non-competition or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into (or does not enter into) any such agreement (or if any such agreement does not define “cause”), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty or conviction of a crime; (B) refusal or failure to perform his duties for the Corporation or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and the Option, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

6. No Right or Obligation of Continued Employment or Service. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Option shall terminate upon the termination of the Participant’s employment or service.

7. Nontransferability of Option. To the extent that the Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws or intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. To the extent that the Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for such transfers to immediate family members or related entities as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, the Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. The Shares shall be subject to such rights of first refusal, repurchase rights and/or other transfer restrictions as are stated in this Agreement, the Plan, the Stockholders Agreement and/or any other agreement between the Participant and the Corporation.

8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option, any other equity-based awards and/or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement does not supersede or amend any Stockholders Agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements, except that, unless the Administrator determines otherwise, the terms of the Plan and this Agreement shall control with respect to the terms of the Option or any related rights.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Purchase for Own Account for Investment. Any Shares acquired shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares.

(c) Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of, and the financial hazards involved in, an investment in the Shares; (ii) the lack of liquidity of the Shares and the restrictions on the transferability of the Shares; (iii) the qualifications and backgrounds of the management of the Corporation; and (iv) the tax consequences of an investment in the Shares. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss on his investment.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares.

(f) Compliance with Securities Laws. The Shares have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any Shares is expressly conditioned upon compliance with all applicable federal and state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that he may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h) Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares and that the Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10. Restrictions on Option and Shares.

(a) Other Agreements. As a condition to the issuance and delivery of the Shares, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person at any time and from time to time to become a party to this Agreement, the Stockholders Agreement, other agreement(s) restricting the transfer, purchase or repurchase of the Shares, voting agreement or such other agreements and any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. As a condition to the grant of Option and the issuance and delivery of Shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Participant expressly acknowledges and agrees to be bound by the Rights of First Refusal, Co-Sale Rights, Drag-Along Rights and all other transfer, repurchase, voting and/or other restrictions contained in the Stockholders Agreement.

(b) Corporation’s Repurchase Rights. If the employment or service of the Participant with the Corporation or an Affiliate terminates for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary), the Corporation or its designee shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all Shares issued to the Participant pursuant to the Option, subject to such terms and conditions (including but not limited to determination of the repurchase price (the “Repurchase Price”)) as may be stated in the Plan and this Agreement. In such event, the Repurchase Price, if any, paid by the Corporation or its designee shall equal (i) the Fair Market Value per Share times the number of Shares being repurchased, if the Participant’s termination is for any reason other than Cause; or (ii) the lesser of the Fair Market Value or the original purchase price paid for the Shares (that is, the Option Price, as defined in Section 2 herein) per Share times the number of Shares being repurchased, if the Participant’s termination is for Cause. The Fair Market Value shall be determined by the Administrator as of the Participant’s Termination Date or as of a date as soon as practicable preceding or following the Participant’s Termination Date. The Administrator’s determination of the Fair Market Value shall be final and conclusive. The Administrator also has sole discretion to determine the basis of the Participant’s termination, including whether such termination was for Cause. The Corporation’s Repurchase Right described herein may, in the Corporation’s discretion, be exercised by a designee or designees of the Corporation and, for the purposes of Section 10(b), references to the “Corporation” shall (unless the context otherwise requires) include its designee or designees. The Corporation may exercise its Repurchase Right under this Section 10(b) at any time during the [90-]day period following the Participant’s Termination Date by delivering written notice to the Participant or other holder of such Shares. Such notice shall be accompanied by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the Repurchase Price for the Shares being repurchased; provided, however, that, the Administrator in its discretion may determine that the Repurchase Price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, the Corporation may delay payment of the Repurchase Price for such period as may be necessary to avoid adverse accounting consequences for the Corporation. Upon delivery of such notice and the payment of the Repurchase Price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Repurchase Right shall extend and apply to all Shares held by such transferee or transferees.

(c) Subsequent Transferees. The restrictions, including but not limited to the Rights of First Refusal, Co-Sale Rights, Drag-Along Rights and all other transfer, repurchase and/or other restrictions contained in the Stockholders Agreement and the Repurchase Right described in this Section 10 shall apply to any shares held by a transferee or transferees (collectively, the “Transferee”), which shares were issued to the Participant pursuant to the Plan and subsequently transferred to the Transferee. The Corporation shall be under no obligation to transfer or issue shares to such Transferee, and such Transferee shall have no rights with respect to any such shares, until the Transferee has agreed to be subject to the terms and conditions of the Plan (including but not limited to the provisions of Section 13 therein), this Agreement, the Stockholders Agreement and any other applicable agreements. Any transfer or purported transfer made by a purchaser of shares under the Plan, except at the times and in the manner herein specified, will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

(d) Expiration of Repurchase Right. The Repurchase Right described in Section 10(b) shall expire in the event that a Public Market (as defined in the Plan) for the Common Stock (or successor securities) shall be deemed to exist.

(e) Compliance with Applicable Laws, Rules and Regulations. The Corporation may impose such restrictions on the Option, any Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including, but not limited to, the requirements of the Securities Act). The Corporation will be under no obligation to register the Shares or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Shares in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

11. Changes in Status. The Participant acknowledges that, notwithstanding any terms of the Plan or this Agreement to the contrary, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including, but not limited to, the vesting and/or exercisability of the Option) due to any change in the Participant’s status as an Employee, including, but not limited to, a change from full-time to part-time, or vice versa, or other similar change in the nature or scope of the Participant’s employment.

12. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

13. Amendment and Termination; Waiver. Subject to the terms of the Plan, the Administrator may amend, alter, suspend and/or terminate the Option, prospectively or retroactively, but such amendment, alteration, suspension or termination of the Option shall not, without the consent of the Participant (except as otherwise provided in this Section 13), materially adversely affect the rights of the Participant with respect to the Option. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including, but not limited to, Code Section 409A, Code Section 422 and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles. The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

14. No Rights as a Stockholder. The Participant or his legal representatives, legatees, distributees or transferees shall not be deemed to be the holder of any Shares and shall not have any voting rights, dividend rights or other rights of a stockholder unless and until certificates for such Shares have been issued to him or them.

15. Withholding. The Participant acknowledges that the Corporation shall require the Participant or other person to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may, in its discretion, establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal or foreign income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of the Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement shall be final and binding.

17. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

18. Severability; Gender and Number. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

19. Notice of Disposition. To the extent that the Option is designated as an Incentive Option, if any Shares are disposed of within two years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

20. Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

21. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

22. Cash Settlement. Notwithstanding any provision of the Plan, the Option or the Agreement to the contrary, the Administrator shall have unilateral discretion to cause the Option (or portion thereof) to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the Participant.

23. Forfeiture of Shares and/or Gain from Shares.

(a) Notwithstanding any other provision of this Agreement (including, but not limited to, the Repurchase Right described in Section 10 and the rights of the Corporation in the event of the termination of the employment or service of the Participant for Cause, which rights are not reduced by the terms of this Section 23), if, at any time during the employment or service of the Participant or during the [12-month] period following termination of employment or service for any reason (regardless of whether such termination was by the Corporation or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then (i) the Option shall immediately be terminated and forfeited in its entirety, (ii) any Shares shall immediately be forfeited and returned to the Corporation (without the payment by the Corporation of any consideration for such Shares), and the Participant shall cease to have any rights related thereto and shall cease to be recognized as the legal owner of such Shares, and (iii) any Gain (as defined herein) realized by the Participant with respect to any Shares shall immediately be paid by the Participant to the Corporation.

(b) For purposes of this Agreement, a “Prohibited Activity” shall mean (i) the Participant’s solicitation or assisting any other person in so soliciting, directly or indirectly, of any customers, suppliers, vendors or other service providers to or of the Corporation or any Affiliate within the United States that the Participant learned confidential information about or had contact with through his employment or other service with the Corporation or an Affiliate for the purpose of inducing that customer, supplier, vendor or other service provider to terminate or alter his or its relationship with the Corporation or an Affiliate; (ii) the Participant’s inducement, directly or indirectly, of any employees or consultants within the United States to terminate their employment with or service to the Corporation or an Affiliate; (iii) the Participant’s violation of any noncompetition, nonsolicitation or confidentiality restrictions or other restrictive covenants applicable to the Participant; (iv) the Participant’s violation of any of the Corporation’s policies, including, without limitation, the Corporation’s insider trading policies; (v) the Participant’s violation of any material (as determined by the Administrator) federal, state or other law, rule or regulation; (vi) the Participant’s disclosure or other misuse of any confidential information or material concerning the Corporation or an Affiliate (except as otherwise required by law or as agreed to by the parties herein); (vii) the Participant’s dishonesty in a manner that negatively impacts the Corporation in any way; (viii) the Participant’s refusal to perform his duties for the Corporation or an Affiliate; (ix) the Participant’s engaging in fraudulent conduct; or (x) the Participant’s engaging in any conduct that is or could be materially damaging to the Corporation or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of the Corporation or any of its Affiliates. The Administrator shall have sole and absolute discretion to determine if a Prohibited Activity has occurred.

(c) For purposes of this Agreement, “Gain” shall mean, unless the Administrator determines otherwise, an amount equal to (i) the greater of (A) the Fair Market Value per Share of the Shares (or portion thereof) at the time of exercise or (B) the disposition price per Share of any Shares sold or disposed at the time of disposition, multiplied by (ii) the number of the Shares sold or disposed of, minus (iii) the Option Price paid for the Shares (or portion thereof).

(d) Notwithstanding the provisions of this Section 23, the waiver by the Corporation in any one or more instances of any rights afforded to the Corporation pursuant to the terms of this Section 23 shall not be deemed to constitute a further or continuing waiver of any rights the Corporation may have pursuant to the terms of this Agreement or the Plan (including, but not limited to, the rights afforded the Corporation in this Section 23).

(e) The Corporation and the Participant hereby expressly agree that, notwithstanding the other provisions of this Section 23, if the Participant has entered into an employment agreement, consulting agreement or other agreement containing noncompetition, nonsolicitation, confidentiality or similar covenants, then the provisions contained in such agreement(s) with respect to the scope (e.g., duration, territory, or prohibited activity) of such restrictive covenants shall control (and thus prevail over Section 23(b)(i), Section 23(b)(ii) and Section 23(b)(iii) herein), unless the Administrator should determine otherwise. In any event, the Corporation shall retain the forfeiture and recoupment rights provided in Section 23(a) in the event of a violation of such restrictive covenants unless, and then only to the extent prohibited by, or restricted under, Applicable Laws.

(f) By accepting this Agreement, and without limiting the effect of Section 20 herein, the Participant consents to a deduction (to the extent permitted by Applicable Law) from any amounts the Corporation or an Affiliate may owe the Participant from time to time (including amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Corporation or an Affiliate), to the extent of the amounts the Participant owes the Corporation pursuant to this Agreement, including, but not limited to, this Section 23. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed by the Participant pursuant to this Agreement, the Participant agrees to immediately pay the unpaid balance to the Corporation. Further, by executing and returning this Agreement to the Corporation, the Participant acknowledges and agrees that (i) he has read the Plan and this Agreement in its entirety; (ii) he has had the opportunity to consult with legal counsel prior to execution of this Agreement; (iii) this Agreement is valid and binding upon, and enforceable against, the Participant in accordance with its terms, including, but not limited to, the restrictions contained in Section 23 herein; and (iv) the consideration for this Agreement is valuable and sufficient consideration.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant effective as of the day and year first above written.

ENDOCHOICE, INC.

By:

Printed Name:

Title:

Attest:

Secretary
[Corporate Seal]

PARTICIPANT

By:

Printed Name:

ENDOCHOICE, INC.

2007 STOCK INCENTIVE PLAN

Stock Option Agreement

(Employees)

SCHEDULE A

Date Option Granted:	, 200
Date Option Expires:	, 20
Number of Shares Subject to Option:	shares
Option Price (per Share):	$
Type of Option:	Incentive Option
Nonqualified Option

Date Installment First Exercisable*	Percentage of Option Which Is Exercisable*

*	Subject to continued employment and the terms of the Plan and this Agreement.

EXHIBIT A

ENDOCHOICE, INC.

2007 STOCK INCENTIVE PLAN

Alternative Change in Control Provision

Section 4:

(a) Notwithstanding the provisions of Section 3 herein and except as otherwise provided in Section 4(b) herein (or as may otherwise be required under Code Section 409A), in the event of a Change of Control (as defined in Section 4(c) herein), any restrictions, including but not limited to the vesting period or performance conditions applicable to the Option shall, be deemed to have been met, and the Option shall become vested in full.

(b) Notwithstanding the foregoing, if a Change of Control event occurs, the Administrator may, in its sole and absolute discretion, determine that (i) the Option (or portion thereof) shall not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of the Participant, and/or (ii) any portion of the Option that does vest on an accelerated basis must be exercised, if at all, within a fixed time period ( as determined by the Administrator) following or prior to such Change of Control event, and/or (iii) the Option shall terminate after such time period.

(c) For the purposes herein, a “Change of Control” shall (except as may be otherwise required, if at all, pursuant to Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date of the closing of a firm commitment underwritten public offering of the Corporation’s voting Common Stock (or any successor securities thereto) pursuant to an effective registration statement on Form S-1 (or other applicable form) under the Securities Act;

(ii) The date any entity or person[, other than a person or entity who was a beneficial owner of Common Stock as of the Effective Date of the Plan,] shall have become the beneficial owner of one or more classes of stock of the Corporation representing more than [fifty percent (50%)] of the total voting power of the Corporation’s Common Stock or other then outstanding voting securities; or

(iii) The date the stockholders of the Corporation approve a definitive agreement (A) to merge, consolidate or reorganize the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities or other property of another corporation, in each case other than a merger, consolidation or

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reorganization that would result in the Common Stock or other voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least [fifty percent (50%)] of the combined voting power of the voting securities of the Corporation (or other surviving entity) outstanding immediately after such merger, consolidation or reorganization (provided, however, that if consummation of such merger, consolidation or reorganization is subject to the approval of regulatory authorities or other approvals, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of approval of such merger or other event by the stockholders or the date of such other final regulatory or other approvals); or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

(d) The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

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